EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference into Registration Statements File Nos. 333-12255, 333-12257, 333-31569, 333-31571 and 33-93348 of our report dated July 30, 1997 included in this Form 8-K filed December 5, 1997 of Sinclair Broadcast Group, Inc. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.



                                        ARTHUR ANDERSEN LLP


Baltimore, Maryland
December 5, 1997